SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D. C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15 (D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event
reported): March 4, 2004

Bakers Footwear Group, Inc.

(Exact Name of Registrant as Specified in Charter)

Missouri	000-50563	43-0577980

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Indentification Number)

2815 Scott Avenue St. Louis, Missouri	63103

(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code:

(314) 621-0699

Item 7.    Financial Statements, Pro Forma Financial Information and Exhibits.

(c)    Exhibits

Exhibit Number	Description of Exhibits

99.1	Registrant's March 4, 2004 Press Release announcing its earnings per share and net sales for the fourth quarter and year end of fiscal 2003.

99.2	Excerpts From Registrant's Conference Call Webcast on March 4, 2004 relating to fourth quarter and year end fiscal 2003 results, business developments and future outlook.

Item 12.    Results of Operation and Financial Condition.

Press Release — Quarterly and Fiscal Year Earning
On March 4, 2004, a press release was issued regarding earnings per share results and net sales of Bakers Footwear Group, Inc. (BKRS) for its fourth quarter and fiscal year ended January 3, 2004. A copy of this press release is furnished with this Current Report on Form 8-K as Exhibit 99.1.

Conference Call Webcast — Quarterly and Fiscal Year Earning
On March 4, 2004 at 10:00 a.m. Eastern Time, a live conference call was broadcasted via the internet at www.kcsa.com to discuss the financial results, business developments and future outlook of Bakers Footwear Group, Inc. for its fourth quarter and fiscal year ended January 3, 2004. Excerpts from the transcript of this conference call are furnished with this Current Report on Form 8-K as Exhibit 99.2.

The press release and oral statements made via the conference call included non-GAAP financial measures as such term is defined in Regulation G under the rules of the Securities and Exchange Commission. While the Registrant believes these non-GAAP financial measures are useful in evaluating the company, this information should be considered as supplemental in nature and not as a substitute for or superior to the related financial information prepared in accordance with GAAP. The text of, and summary financial data included in, the press release furnished with this Current Report as Exhibit 99.1 provides a reconciliation of the non-GAAP financial measures to the most directly comparable financial measures calculated in accordance with GAAP.

In the press release and in oral statements made during the live broadcast, the company uses the following non-GAAP financial measures: (i) net income in the fourth quarter of 2002 excluding a non-recurring charge of approximately $1.7 million as a result of a delay in the initial public offering (IPO) process, (ii) net income in fiscal 2002 excluding the IPO charge of $1.7 million and the cumulative effect of income from accounting change for goodwill of $2.8 million and (iii) earnings before interest, taxes, depreciation and amortization (EBITDA).

Management believes that presentation of the non-GAAP financial measures provide useful information to investors regarding the Registrant’s financial condition and results of operations for the following reasons:

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  The non-recurring charge of approximately $1.7 million as a result of a delay in the initial public offering (IPO) process in the fourth quarter of calendar year 2002 is not typical or the result of store operations. Management believes that it is useful for an investor for the Registrant to present the fourth quarter net income, and Fiscal Year 2002 net income, without this unusual charge in order to make comparisons to other periods more comparable with respect to the ongoing business of the Registrant.
  In June 2001, the Financial Accounting Standards Board approved the issuance of Statement of Financial Accounting Standards No. 142 "Goodwill and Other Intangible Assets" which is effective for fiscal years beginning after December 15, 2001. In 2002, the Registrant recorded as income its unamortized deferred credit related to the excess fair value over cost of $2,774,899 related to the Registrant's acquisition of 198 Bakers locations from Edison Brothers Stores, Inc. in June 1999. The income recorded in 2002 as a cumulative effect of a change in accounting principles was a non-recurring event that is not the result of store operations. Management believes that it is useful for an investor for the Registrant to present Fiscal Year 2002 net income without this unusual credit in order to make comparisons to other periods more comparable with respect to the ongoing business of the Registrant.
  EBITDA is not a measure of financial performance under generally accepted accounting principles and should not be considered an alternative to income from operations as a measure of performance or as an alternative to cash flow as a measure of liquidity. EBITDA is presented as additional information because management believes it is a useful indicator of our ability to meet debt service and to fund capital expenditures. Because EBITDA is not calculated identically by all companies, our calculation may not be comparable to similarly titled measures of other companies.

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SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BAKERS FOOTWEAR GROUP, INC. (Registrant)

Date: March 10, 2004	By:	/s/ Peter A. Edison
Peter A. Edison Chairman of the Board and Chief Executive Officer

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EXHIBIT INDEX

Exhibit Number	Description of Exhibits

99.1	Registrant's March 4, 2004 Press Release announcing its earnings per share and net sales for the fourth quarter and year end of fiscal 2003.

99.2	Excerpts From Registrant's Conference Call Webcast on March 4, 2004 relating to fourth quarter and year end fiscal 2003 results, business developments and future outlook.

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